Exhibit 4.1

Execution Version

WHITEFIBER, INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of August 21, 2026

5.00% Convertible Senior Notes due 2032

i

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EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE dated as of August 21, 2026, between WHITEFIBER, INC., an exempted company incorporated under the laws of the Cayman Islands, as issuer (the “Company,” as more fully set forth in Section 1.01) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 5.00% Convertible Senior Notes due 2032 (the “Notes” and each $1,000 principal amount thereof, unless the context otherwise requires, a “Note”), initially in an aggregate principal amount not to exceed $310,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Specified Repurchase Date Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01  Definitions. For all purposes of this Indenture, except as herein otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b)  the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Indenture and (ii) otherwise, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(c)  All references in this Indenture and/or the Notes to dollars are to U.S. dollars.

“1% exception” shall have the meaning specified in Section 14.05(f).

“Additional Amounts” shall have the meaning specified in Section 4.10(a).

“Additional Ordinary Shares” shall have the meaning specified in Section 14.03(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.04(d), 4.06(e) and Section 6.03, as applicable.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Board of Directors” means the Board of Directors (or the functional equivalent thereof) of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or duly authorized committee thereof) and to be in full force and effect on the date of such certification.

“Business Combination Event” shall have the meaning specified in Section 11.01.

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York, the Cayman Islands or, in the case of a payment under this Indenture, place of payment are authorized or obligated by law or executive order to close or be closed.

“Called Notes” means Notes called for Optional Redemption or Tax Redemption pursuant to Article 16 or Notes subject to a Deemed Redemption.

“Capital Shares” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Shares pursuant to this definition.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change in Tax Law” shall have the meaning specified in Section 16.03(a).

“Clause A Distribution” shall have the meaning specified in Section 14.05(c).

“Clause B Distribution” shall have the meaning specified in Section 14.05(c).

“Clause C Distribution” shall have the meaning specified in Section 14.05(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Shares of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11 hereof, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Consideration” shall have the meaning specified in Section 14.13(a).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, West Side Flats St Paul, 60 Livingston Ave., Saint Paul, MN 55107, Attention: WhiteFiber Group Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the forty (40) consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the forty (40) consecutive Trading Days during the Observation Period, shall consist of:

(a)  cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b)  if the Daily Conversion Value exceeds the Daily Measurement Value, a number of Ordinary Shares equal to (i) the difference between such Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the forty (40) consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “WYFI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“De-Legending Deadline Date” means, with respect to the Notes or any additional Notes issued pursuant to Section 2.10, the 380th day after the last date of original issuance of such Notes or additional Notes, as applicable; provided that if such 380th day is after a Regular Record Date and on or before the immediately succeeding Interest Payment Date, then the “De-Legending Deadline Date” shall instead be the second Business Day immediately after such Interest Payment Date.

“Deemed Redemption” shall have the meaning specified in Section 14.01(b).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” means, initially, Physical Settlement.

“Default Interest” shall have the meaning specified in Section 2.03(c).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, or the Specified Repurchase Date Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, solely for purposes of this Indenture and with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.13(a).

“Distributed Property” shall have the meaning specified in Section 14.05(c).

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.05 and Section 14.06, “Effective Date” means the first date on which Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable (and for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose).

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Election” shall have the meaning specified in Section 14.13(a).

“Exempted Fundamental Change” shall have the meaning specified in Section 15.02(d).

“Expiration Date” shall have the meaning specified in Section 14.05(e).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Specified Repurchase Date Repurchase Notice” means the “Form of Specified Repurchase Date Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“freely tradable” means, with respect to any security of the Company, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time).

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)  except as described in clause (b) below, (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Bit Digital, Inc. (and any successor entity) (“BTBT”), the Company and its Wholly Owned Subsidiaries, the employee benefit plans of the Company and its Wholly Owned Subsidiaries, becomes and files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Ordinary Shares representing more than 50% of the voting power of the Company’s Ordinary Shares, or (ii) BTBT becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Ordinary Shares representing more than 80% of the voting power of the Company’s Ordinary Shares (the “BTBT Ownership Threshold”); provided that in determining whether the BTBT Ownership Threshold has been exceeded, (i) Ordinary Shares that may be or are delivered to us pursuant to any zero-strike call option transaction that the Company enters (or entered) into (or amends or amended) concurrently with any offering by the Company of securities that are convertible into Ordinary Shares (and/or cash based on the market price of the Ordinary Shares) will be deemed to be outstanding and (ii) any Ordinary Shares of which BTBT becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, as the result of an issuance of securities to BTBT by the Company will be disregarded for purposes of such determination for so long as such Ordinary Shares are directly or indirectly beneficially owned by BTBT; provided further that, no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer or if such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made;

(b)  the consummation of (i) any recapitalization, reclassification or change of the Ordinary Shares (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company, or any similar transaction, pursuant to which the Ordinary Shares will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clauses (i) or (ii) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (vis-a-vis to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)  the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)  the Ordinary Shares (or other Common Equity in respect of Reference Property) cease to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) and none of the Ordinary Shares (or other Common Equity in respect of Reference Property) is listed or quoted on one of The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (or any of their respective successors) within one trading day of such cessation;

provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Ordinary Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of common equity interests that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights becomes Reference Property for the Notes.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

The terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or Applicable Procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 17.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each March 1 and September 1 of each year, beginning on March 1, 2027.

“last date of original issuance” means (a) with respect to any Notes issued pursuant to the Offering Memorandum, and any Notes issued in exchange therefor or in substitution thereof, the date the Company first issues such Notes; and (b) with respect to any additional Notes issued pursuant to Section 2.10, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Ordinary Shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per Ordinary Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are traded. If the Ordinary Shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Ordinary Shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Ordinary Shares (or such other security) are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Ordinary Shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Ordinary Shares or in any options contracts or futures contracts relating to the Ordinary Shares.

“Maturity Date” means September 1, 2032.

“Note” or “Notes” shall have the meaning specified in the recitals of this Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(c).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to June 1, 2032, the forty (40) consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) with respect to any Called Notes, if the relevant Conversion Date occurs during the related Redemption Period, the forty (40) consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after June 1, 2032, the forty (40) consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated August 18, 2026, as supplemented by the related pricing term sheet dated August 18, 2026, relating to the offering and sale of the Notes issued on the date of this Indenture.

“Officer” means, with respect to the Company, a chief executive officer, a president, a chief financial officer, a chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01(a).

“Optional Redemption Date” shall have the meaning specified in Section 16.01(b).

“Optional Redemption Notice” shall have the meaning specified in Section 16.01(b).

“Ordinary Shares” means the ordinary shares of the Company, par value $0.01 per share.

“outstanding” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)  Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)  Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)  Notes that have been paid pursuant to the second paragraph of Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e) Notes repurchased by the Company pursuant to (i) Section 15.01 and Section 15.02 and (ii) Section 2.10 and delivered to the Trustee for cancellation in accordance with Section 2.10; and

(f) Notes redeemed pursuant to Article 16.

“Partial Redemption Limitation” shall have the meaning specified in Section 16.01(a).

“Paying Agent” means the Company or the Person appointed by the Company in accordance with Section 4.02. The Trustee has been initially appointed as the Paying Agent.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, limited liability company, association, trust, unincorporated organization, any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means the purchase agreement, dated August 18, 2026, by and among the Company, Barclays Capital Inc., Goldman Sachs & Co., Morgan Stanley & Co. LLC and B. Riley Securities, Inc., as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), relating to the offering and sale of the Notes.

“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that (i) if such Business Combination Event is an Exempted Fundamental Change, then a limited liability company, limited partnership or other similar entity also will constitute a Qualified Successor Entity with respect to such Business Combination Event; and (ii) a limited liability company or limited partnership that is the resulting, surviving or transferee person of such Business Combination Event also will constitute a Qualified Successor Entity with respect to such Business Combination Event, provided that, in the case of this clause (ii), (1) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Code for Holders or beneficial owners of the Notes and (y) such limited liability company or limited partnership is a direct or indirect, Wholly Owned Subsidiary of a corporation duly organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the Cayman Islands and (2) such Business Combination Event constitutes a Share Exchange Event whose Reference Property consists solely of any combination of U.S. dollars and shares of common stock or other corporate Common Equity interests of a corporation described in clause (1)(y).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Ordinary Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of security holders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption” means an Optional Redemption or a Tax Redemption, as applicable.

“Redemption Date” means an Optional Redemption Date or a Tax Redemption Date, as applicable.

“Redemption Notice” means an Optional Redemption Notice or a Tax Redemption Notice, as applicable.

“Redemption Period” means, with respect to an Optional Redemption or a Tax Redemption, the period from, and including, the date on which the Company delivers the applicable Redemption Notice until the close of business on the second business day immediately preceding the applicable Redemption Date, unless the Company fails to pay the Redemption Price (in which case a Holder of a Note called for Redemption may convert such Note until the second Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for) during which a Holder may convert all or any portion of such Holder’s Called Notes.

“Redemption Price” means, for any Notes to be redeemed pursuant to Article 16, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid on, or at the Company’s election, before such Interest Payment Date to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Redemption Reference Date” means the date on which a Redemption Notice is given pursuant to an Optional Redemption or Tax Redemption.

“Redemption Reference Price” means the average of the Last Reported Sale Price of the Ordinary Shares over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Reference Date.

“Reference Property” shall have the meaning specified in Section 14.08(a).

“Regular Record Date” and “regular record date” with respect to any Interest Payment Date, means the February 15 and August 15 (whether or not such day is a Business Day) immediately preceding the applicable March 1 and September 1 Interest Payment Date, respectively.

“Relevant Jurisdiction” shall have the meaning specified in Section 4.10(a).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.10(a).

“Reporting Event of Default” shall have the meaning specified in Section 6.03.

“Reporting Obligations” shall have the meaning specified in Section 6.03.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means an officer within the corporate trust department of the Trustee responsible for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Notes Legend” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Ordinary Shares are listed or admitted for trading. If the Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 14.08(a).

“Share Price” shall have the meaning specified in Section 14.03(c).

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) of Regulation S-X under the Exchange Act (or any successor rule), provided, that, if and to the extent paragraph (w)(1)(iii)(A)(2) does not apply to the determination of whether the income test in paragraph (w)(1)(iii) is met, in the case of a Subsidiary that meets the criteria of clause (iii) of the definition thereof but not clause (i) or (ii) thereof, in each case as such rule is in effect on the date of the Offering Memorandum, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income or loss from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds $15,000,000. For the avoidance of doubt, to the extent any such Subsidiary would not be deemed to be a “Significant Subsidiary” under the relevant definition set forth in Article 1, Rule 1-02(w)(1) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, such Subsidiary shall not be deemed to be a “Significant Subsidiary” under this Indenture irrespective of whether such Subsidiary would otherwise be deemed to be a “Significant Subsidiary” after giving effect to the proviso in the immediately preceding sentence.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Specified Repurchase” shall have the meaning specified in Section 15.01(a).

“Specified Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Specified Repurchase Date Company Notice” shall have the meaning specified in Section 15.01(c).

“Specified Repurchase Date Repurchase Notice” shall have the meaning specified in Section 15.01(b).

“Specified Repurchase Date Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Entity” shall have the meaning specified in Section 11.01(a).

“Tax Redemption” shall have the meaning specified in Section 16.03(a).

“Tax Redemption Date” shall have the meaning specified in Section 16.03(e).

“Tax Redemption Notice” shall have the meaning specified in Section 16.03(e).

“Trading Day” means, except for determining amounts due upon conversion, a day on which (i) trading in the Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Capital Market or, if the Ordinary Shares (or such other security) are not then listed on the Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares (or such other security) are then listed or, if the Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares (or such other security) are then traded, and (ii) a Last Reported Sale Price for the Ordinary Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for the purposes of determining amounts are due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Ordinary Shares generally occurs on the Nasdaq Capital Market or, if the Ordinary Shares are not then listed on the Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Ordinary Shares are then listed or admitted for trading, except that if the Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.08(a).

“Valuation Period” shall have the meaning specified in Section 14.05(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of Capital Shares or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02  References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01  Designation and Amount. The Notes shall be designated as the “5.00% Convertible Senior Notes due 2032.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $310,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02  Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed, traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03  Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)  The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)  The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the Corporate Trust Office of the Trustee and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay (to the extent funded by the Company), interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed (at the Company’s expense) to the Holders of these Notes at their addresses as they appear in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed (at the Company’s expense) to each such Holder or, upon application by such a Holder to the Trustee not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Trustee to the contrary, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date (such interest, “Default Interest”), and such Defaulted Amounts together with such Default Interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or clause (ii) below:

(i)  The Company may elect to make payment of any Defaulted Amounts and Default Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts and Default Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts and Default Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts and Default Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts and Default Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts and Default Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and Default Interest and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and Default Interest and the special record date therefor having been so delivered, such Defaulted Amounts and Default Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)  The Company may make payment of any Defaulted Amounts and Default Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts and Default Interest.

For the avoidance of doubt, the Company may make payment of any Defaulted Amounts and Default Interest relating to any amounts due upon conversion of the Notes (other than interest) in a manner other than as provided in Section 2.03(c)(i); provided that such manner would be permitted under the terms of this Indenture if such amounts due upon conversion were not Defaulted Amounts and Default Interest.

For the avoidance of doubt, if any Defaulted Amounts, together with any Default Interest thereon, are paid to Holders in accordance with the terms of this Indenture prior to (i) the expiration of any applicable grace period with respect to the Default in the relevant payment as set forth in Section 6.01 or (ii) if later, the delivery of any notice of acceleration, in accordance with Section 6.02, with respect to the Event of Default relating to such Default in the relevant payment, such Default or Event of Default shall be deemed cured and the Notes shall not be subject to acceleration pursuant to Section 6.02 on account of such Default or Event of Default.

Section 2.04  Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of its Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer, General Counsel, Secretary, any of its Executive, Senior Vice Presidents or Directors.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order (such Company Order to include the terms of the Notes) for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, subject to Section 17.05, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the transfer agent or the Note Registrar for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee or the Note Registrar shall be required to exchange or register a transfer of (1) any Notes selected for Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part, (2) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (3) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 upon a Fundamental Change or the Specified Repurchase.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)  So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the sixth-to-last paragraph of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(c)  Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Notes Legend (together with any Ordinary Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the Restrictive Notes Legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (the “Restrictive Notes Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THE OFFER AND SALE OF THIS SECURITY AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF WHITEFIBER, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (ii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. In addition, the Company may effect the removal of the Restrictive Notes Legend upon the Company’s delivery to the Trustee of written notice to such effect, whereupon the Restrictive Notes Legend set forth above and affixed on any Note shall be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note shall be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood, including for purposes of Section 4.06(e), that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Ordinary Shares issued upon conversion of the Notes has become or been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s Applicable Procedures, a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change or the Specified Repurchase, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Note Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change or the Specified Repurchase, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Company nor the Trustee, Paying Agent or Conversion Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(d)  Until the Resale Restriction Termination Date, any share certificate representing Ordinary Shares issued upon conversion of a Note shall bear a legend in substantially the following form (unless such share has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Ordinary Shares have been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Ordinary Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)  REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)  AGREES FOR THE BENEFIT OF WHITEFIBER, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT FOR THE ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Ordinary Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(d).

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Any Note or restricted Ordinary Shares issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Ordinary Shares, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

Section 2.06  Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase upon a Fundamental Change or the Specified Repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07  Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08  Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change or the Specified Repurchase, Redemption, registration of transfer or exchange or conversion (other than any Notes exchanged pursuant to Section 14.13), if surrendered to the Company or any of the Company’s agents or Subsidiaries, to be surrendered to the Trustee for cancellation, and they will no longer be considered “outstanding” under this Indenture upon their payment at maturity, repurchase upon a Fundamental Change or the Specified Repurchase, Redemption, registration of transfer or exchange or conversion, as the case may be. All Notes delivered to the Trustee shall, upon receipt of a written request in a Company Order, be canceled promptly by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall cancel Notes in accordance with its customary procedures and, after such cancellation, shall deliver evidence of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09  CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10  Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes under this Indenture with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and interest accrued, if any, and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of the Notes. The Company may, at its option and to the extent permitted by applicable law (and subject to the provisions of Section 2.08), reissue, resell or surrender to the Trustee for cancellation any Notes that it may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof, as set forth in Section 8.04) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered.

Article 3
Satisfaction and Discharge

Section 3.01  Satisfaction and Discharge. (a) This Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 hereof and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, the Specified Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or, solely to satisfy the Company’s Conversion Obligation, cash, Ordinary Shares or a combination thereof, as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture and the Notes by the Company and (b) the Trustee, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging such satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture and the Notes, the obligations of the Company to the Trustee (in each of its capacities) under Section 7.06 shall survive.

Article 4
Particular Covenants of the Company

Section 4.01  Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02  Maintenance of Office or Agency. The Company will maintain within the contiguous United States of America, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee within the contiguous United States of America.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency within the contiguous United States of America, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency within the contiguous United States of America, where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process for the Company.

Section 4.03  Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04  Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)  that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

(ii)  that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)  that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)  If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)  Subject to applicable escheatment laws, any money and Ordinary Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

(e)  Upon any Event of Default pursuant to Section 6.01(h) or Section 6.01(i), the Trustee shall automatically become the Paying Agent if the Trustee is not the Paying Agent at such time.

Section 4.05  Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06  Rule 144A Information Requirement and Annual Reports.

(a)  At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any Ordinary Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any Ordinary Shares issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Ordinary Shares pursuant to Rule 144A.

(b)  The Company shall file with the Trustee a copy of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission) within fifteen (15) days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule), which grace period, for the avoidance of doubt, shall be deemed applicable whether or not the Company checks the box in the relevant Rule 12b-25 filing indicating that it expects to file such report within the applicable Rule 12b-25 grace period. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06 at the time such document or report is filed via the EDGAR system (or such successor system). For the avoidance of doubt, any failure by the Company to comply with its obligations as set forth in this Section 4.06(b) shall not constitute an Event of Default pursuant to Section 6.01(f) unless (i) the Company has received written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of such failure and (ii) the Company has not cured such failure during the 60 consecutive days after the Company’s receipt of such notice.

(c)  Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports. If the Notes become convertible into Reference Property consisting in whole or in part of Capital Shares of any parent company of the Company pursuant to the terms of this Indenture and such parent company provides a full and unconditional guarantee of the Notes, the Commission reports of such parent company shall be deemed to satisfy the foregoing reporting requirements of this Section 4.06.

(d)  If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any report or other materials that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (other than current reports on Form 8-K and after giving effect to all applicable grace periods under the Exchange Act, including any grace period provided by Rule 12b-25 (or any successor rule), which grace period for the avoidance of doubt, shall be deemed applicable whether or not the Company checks the box in the relevant Rule 12b-25 filing indicating it expects to file such report within the applicable Rule 12b-25 grace period), or the Notes are not otherwise freely tradable, the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of: (i) 0.25% per annum of the principal amount of the Notes outstanding for each of the first 90 days and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day from, and including, the 91st day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Section 4.06(d), the phrase “restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes” shall not include, for the avoidance of doubt, the assignment of a restricted CUSIP number or the existence of the Restrictive Notes Legend on Notes in compliance with Section 2.05(c), in either case, during the six-month period described in this Section 4.06(d).

(e)  If, and for so long as, the Restrictive Notes Legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable as of the De-Legending Deadline Date, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restrictive Notes Legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable; provided, however, that no Additional Interest shall accrue or be owed pursuant to this Section 4.06(e) until the 15th Business Day following written notification to the Company by any Holder or beneficial owner of the Notes requesting that the Company comply with its obligations described in this Section 4.06(e) (which notice may be given at any time after the 330th day after the last date of original issuance of the Notes), it being understood and agreed that in no event shall Additional Interest accrue or be owed pursuant to this Section 4.06(e) for any period prior to the 380th day after the last date of original issuance of the Notes.

(f)  [Reserved]

(g)  Subject to Section 4.06 (j), Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(h)  Subject to the immediately succeeding sentence, the Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to any Additional Interest that may accrue at the Company’s election as the sole remedy relating to the failure to comply with the Company’s Reporting Obligations pursuant to Section 6.03. However, in no event shall Additional Interest payable for the Company’s failure to comply with its obligations to file any report or other materials that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), as set forth in Section 4.06(d), together with any Additional Interest in respect of an Event of Default that may accrue at the Company’s election as a result of the Company’s failure to comply with its Reporting Obligations pursuant to Section 6.03, accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(i)  If Additional Interest is payable by the Company pursuant to Section 4.06(d) or 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may conclusively assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

(j)  If Additional Interest begins to accrue on any Global Note on or after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, the Additional Interest that accrues during such period will be due on the Interest Payment Date next succeeding such corresponding Interest Payment Date, and no interest shall accrue in respect of such delay.

Section 4.07  Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08  Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended on December 31, 2026) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that occurred during the previous year that is then continuing and, if so, specifying each such failure and the nature thereof. In addition, the Company shall deliver to the Trustee within 30 days after obtaining knowledge of the occurrence of any Default or Event of Default if such Default or Event of Default is then continuing, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Default or Event of Default has been cured.

Section 4.09  Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10  Additional Amounts.

(a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to the Notes, including payments of principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price), payments of interest and payments of cash and/or deliveries of Ordinary Shares (together with payments of cash for any fractional Ordinary Shares) upon conversion of the Notes, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or from or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, other than with respect to any such withholding or deduction in respect of payments of cash and/or deliveries of Ordinary Shares (together with payments of cash for any fractional Ordinary Shares) upon conversion of Notes, the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holders after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Holders had no such withholding or deduction been required; provided that no Additional Amounts will be payable:

(i)  for or on account of:

(1)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A)	the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely holding such Note or the receipt of payments thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B)	in cases where presentation of such Notes is required to receive such payment or delivery, the presentation of such Note more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Specified Repurchase Date Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note became due and payable or deliverable pursuant to the terms thereof or was made or duly provided for;

(C)	the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or

(D)	the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;

(2)	any tax, duty, assessment or other governmental charge that is imposed in connection with any payments or deliveries that are made upon conversion of the notes, whether made in cash, cash and ordinary shares or other consideration, and including, for the avoidance of doubt, any payments of cash for any fractional shares or other consideration;

(3)	any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(4)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes;

(5)	any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(6)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (1), (2), (3), (4) or (5); or

(ii)  with respect to any payment of the principal of (including the Redemption Price, the Specified Repurchase Date Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner, in each case, that would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

As a result of these provisions, there are circumstances in which taxes could be withheld or deducted, but Additional Amounts would not be payable with respect to Notes held for some or all beneficial owners of Notes.

(b)  The Trustee and the Paying Agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretations thereof.

(c)  In addition to the foregoing Sections 4.10(a) and (b), the Company or any successor to the Company will also pay and indemnify each Holder and beneficial owner of Notes for any present or future stamp, issue, registration, value added, transfer, court or documentary taxes, or any other excise, property or similar taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction (and in the case of enforcement, any jurisdiction) on or in connection with the execution, delivery, registration or enforcement of any of the Notes, this Indenture or any other document or instrument referred to in the Indenture.

(d)  Any reference in this Indenture or the Notes in any context to the payment of principal of (including the Redemption Price, the Specified Repurchase Date Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and interest on any Note or any other amount payable with respect to such Note (other than the payment of cash and/or the delivery of Ordinary Shares (together with the payment of cash for any fractional Ordinary Share) upon conversion of any Note), such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect to that amount pursuant to this Section 4.10.

(e)  If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, it will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted or, if such receipts are not obtainable, other evidence of payments reasonably satisfactory to the Trustee. Upon request, copies of those receipts or other evidence of payments, as the case may be, will be made available by the Paying Agent to the Holders or beneficial owners of the Notes.

(f)  The Trustee shall have no obligation to determine whether any Additional Amounts are payable under this Indenture or the amount thereof.

Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01  Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each Regular Record Date in each year beginning with the February 15, 2027 Regular Record Date, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02  Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6
Defaults and Remedies

Section 6.01  Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)  default in any payment of interest or Additional Amounts, if any, on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)  default in the payment of principal of any Note when due and payable on the Maturity Date, upon Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)  failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five (5) Business Days;

(d)  failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02, a notice of a Make-Whole Fundamental Change in accordance with Section 14.03(a) or a notice of a specified distribution in accordance with Section 14.09(d), in each case, when due, and such failure continues for five (5) Business Days;

(e)  failure by the Company to comply with its obligations under Article 11;

(f)  failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)  default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed (which, for the avoidance of doubt, shall not include any obligations due under any foreign exchange, currency option, currency swap or other similar transaction) with a principal amount in excess of $20,000,000 (or the foreign currency equivalent thereof) in the aggregate by the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in each case, such failure to pay or default shall not have been cured or waived, such indebtedness is not paid or discharged, or such acceleration is not otherwise cured, annulled or rescinded, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h)  the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)  an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

The Trustee shall not be deemed to have knowledge of an Event of Default unless and until a Responsible Officer receives written notification of such Event of Default describing the circumstances of such, and identifying the circumstances constituting such Event of Default and stating that such notification is a notice of default.

Section 6.02  Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may (and the Trustee, at the written request of such Holders accompanied by security and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth in this Indenture, shall) declare 100% of the principal of, and accrued and unpaid interest on, all the outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable without any action on part of the Trustee. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion without any action on part of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

For the avoidance of doubt, and without limiting the manner in which any Default or Event of Default can be cured: (i) a failure by the Company to send a notice in accordance with this Indenture and any related Default (or Event of Default) shall be deemed cured and shall cease to continue upon delivery of such notice to the applicable recipient; (ii) if the Company fails to make any payment of principal of or interest on the Notes (or delivery of any other consideration in respect thereof) when due, such Default (or Event of Default) shall be deemed cured and shall cease to continue upon the making of such payment or delivery, as applicable, together with any accrued interest thereon, if applicable; and (iii) a Reporting Event of Default shall be deemed cured and shall cease to continue at such time as the Company files the applicable report or reports that gave rise to such Reporting Event of Default (it being understood that any report that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that, for the avoidance of doubt, (x) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and (y) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Additional Interest that accrues prior to the time of such cure. In addition, (i) if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default and (ii) if an Event of Default is cured or waived before any related notice of acceleration is delivered, such Event of Default shall be deemed cured and the Notes shall not be subject to acceleration on account of such Event of Default. For the avoidance of doubt, nothing in the immediately preceding two sentences shall constitute a waiver of or in any way limit the Trustee’s or any Holder’s right to institute suit for any damages incurred as a result of an Event of Default under this Indenture even if such Event of Default is subsequently cured.

Section 6.03  Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default under this Indenture relating to the failure by the Company to comply with its reporting obligations under Section 4.06(b) (such default, a “Reporting Event of Default” and the obligations described in the first sentence of Section 4.06(b), the “Reporting Obligations”) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred and (y) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including the date on which such Event of Default first occurred and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived or (ii) the 365th day immediately following, and including, the date on which such Event of Default first occurred.

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with the Reporting Obligations is not cured or waived prior to such 366th day), the Notes shall be subject to acceleration under Section 6.02. The provisions of this Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration under Section 6.02 as a result of the Event of Default pursuant to Section 6.01(f) is then continuing.

In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default relating to the failure by the Company to comply with the Reporting Obligations in accordance with this Section 6.03, the Company must notify in writing all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election prior to the beginning of such 365-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration under Section 6.02. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

In no event shall Additional Interest payable at the Company’s election for failure to comply with its Reporting Obligations pursuant to this Section 6.03, together with any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), as set forth in Section 4.06(d) or 4.06(e), accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.04  Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a) or Section 6.01(b) shall have occurred and be continuing, the Company shall, upon demand of the Trustee or the requisite Holders, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable), and interest, if any, with interest on any overdue principal, and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05  Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in any capacity hereunder);

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest is payable on such Notes and has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06  Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)  such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)  Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)  such Holders shall have offered, and if requested, provided, to the Trustee such security and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)  the Trustee for 60 days after its receipt of such notice, request and offer of such security and/or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)  no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Specified Repurchase Date Repurchase Price on the Specified Repurchase Date and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 6.07  Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08  Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09  Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder) or that may involve the Trustee in personal liability, or if it is not provided with security and/or indemnity to its satisfaction may take any other action it deems proper that is not inconsistent with any such direction received from Holders. In addition, the Trustee will not be required to expend its own funds under any circumstances. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences (including, for the avoidance of doubt, any acceleration as a result of such Default or Event of Default) except any continuing Default or Event of Default relating to (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price, any Fundamental Change Repurchase Price and any Specified Repurchase Date Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (2) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (3) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10  Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer receives written notice or obtains actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders (it being understood that the Trustee shall not have an affirmative duty to make such determination). The Trustee shall not be deemed to have knowledge of an Event of Default unless and until a Responsible Officer receives written notification of such Event of Default describing the circumstances of such, and identifying the circumstances constituting such Event of Default and stating that such notification is a “notice of default.”

Section 6.11  Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or this Indenture or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

Article 7
Concerning the Trustee.

Section 7.01  Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)  prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may, as to the truth of the statements and the correctness of the opinions expressed therein, conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)  whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)  the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)  if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)  the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(h)  in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(i)  in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

(j)  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification or security satisfactory to it against any loss, liability, or expense caused by taking or not taking such action.

Section 7.02  Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)  whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d)  the Trustee may consult with counsel of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)  the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)  the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such times to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(i)  neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness.

In no event shall the Trustee be liable for any special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee from the Company or from any Holder of the Notes.

Section 7.03  No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Offering Memorandum or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04  Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05  Monies and Ordinary Shares to Be Held in Trust. All monies and Ordinary Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Ordinary Shares held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or Ordinary Shares received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06  Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as previously and mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. The Company also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder and the enforcement of this Indenture (including this Section 7.06), including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Company’s obligations to its other creditors. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07  Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct, on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, and willful misconduct, on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08  Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign promptly in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09  Resignation or Removal of Trustee.

(a)  The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide Holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  In case at any time any of the following shall occur:

(i)  the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide Holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10  Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11  Succession by Merger, Etc. Any organization or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such organization or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12  Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01  Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02  Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument or writing by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03  Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price, any Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected nor incur any liability by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04  Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05  Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01  Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)  to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)  to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)  to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)  to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02  Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03  Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04  Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05  Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06  Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07  No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
Supplemental Indentures

Section 10.01  Amendments or Supplemental Indentures Without Consent of Holders. The Company and the Trustee, at the Company’s expense, may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:

(a)  cure any ambiguity, omission, defect or inconsistency;

(b)  provide for the assumption by a Successor Entity of the obligations of the Company under this Indenture pursuant to Article 11;

(c)  add guarantees with respect to the Notes;

(d)  secure the Notes;

(e)  add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)  upon the occurrence of any Share Exchange Event, (i) provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and (ii) effect the related changes to the terms of the Notes described under Section 14.08, in each case, in accordance with the applicable provisions of this Indenture;

(g)  adjust the Conversion Rate as provided herein;

(h)  provide for the appointment of and acceptance of appoint by a successor Trustee, Note Registrar, Paying Agent or Conversion Agent to facilitate the administration of the trusts under this Indenture by more than one trustee;

(i)  irrevocably elect a Settlement Method and/or a Specified Dollar Amount (or minimum Specified Dollar Amount), or eliminate the Company’s right to elect a Settlement Method (including, at the Company’s option upon an irrevocable election of a Settlement Method as provided under Section 14.02(a)), provided, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Article 14;

(j)  comply with the rules of any applicable securities depositary, including DTC;

(k)  make any change that does not adversely affect the rights of any Holder in any material respect;

(l)  conform the provisions of this Indenture to the “Description of Notes” section of the Offering Memorandum;

(m)  appoint a successor Trustee with respect to the Notes; or

(n)  to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such Holders approve the substance of the proposed amendment. After an amendment under this Indenture becomes effective, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02  Amendments or Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes, except as required by this Indenture;

(e) reduce the Redemption Price, the Specified Repurchase Date Repurchase Price on the Specified Repurchase Date or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than U.S. dollars;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) change the Company’s obligation to pay Additional Amounts on any Note; or

(j) make any change in this Article 10 or in the waiver provisions in Section 6.02 or Section 6.09, in each case, that requires each Holder’s consent.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance of the proposed supplemental indenture. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) upon receipt of a Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to customary exceptions and qualifications.

Article 11
Consolidation, Merger and Sale of Assets

Section 11.01 When Company May Merge, Etc. Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to, another Person (a “Business Combination Event”) (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries), unless:

(a) the resulting, surviving or transferee Person if not the Company is a Qualified Successor Entity (such Qualified Successor Entity, the “Successor Entity”), duly organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or the Cayman Islands and such Qualified Successor Entity (if not the Company) expressly assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay any Additional Amounts); and

(b) immediately after giving effect to such Business Combination Event, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 Successor Entity to Be Substituted. In case of any such Business Combination Event and upon the assumption by the Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such Business Combination Event (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such Business Combination Event, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article 13
[Intentionally Omitted]

Article 14
Conversion of Notes

Section 14.01 Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 29.5530 Ordinary Shares (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b) If (i) the Company elects to redeem fewer than all of the outstanding Notes for Optional Redemption pursuant to Article 16, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, prior to the close of business on the 44th Scheduled Trading Day immediately preceding the relevant Redemption Date (or, if the Company elects Physical Settlement for conversions that occur during the related Redemption Period, on the fourth Business Day immediately preceding the relevant Optional Redemption Date), whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, and (ii) such Holder or owner, as applicable, converts such Note or beneficial interest, as applicable, at any time during the related Redemption Period, such conversion will be deemed to be of a Note called for Optional Redemption, and such Note or beneficial interest will be deemed called for Optional Redemption solely for the purposes of such conversion (“Deemed Redemption”). If a Holder elects to convert Called Notes during the related Redemption Period, the Company will, under certain circumstances, increase the Conversion Rate for such Called Notes pursuant to Section 14.03. Accordingly, if the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 16, Holders of the Notes that are not Called Notes shall not be entitled to an increase in the Conversion Rate on account of the Optional Redemption Notice for conversions of such Notes during the related Redemption Period.

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.03(b) and Section 14.08(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Ordinary Shares in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and Ordinary Shares, together with cash, if applicable, in lieu of delivering any fractional Ordinary Shares in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i) All conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, and all conversions for which the relevant Conversion Date occurs on or after June 1, 2032, shall be settled using the same Settlement Method.

(ii) Except for any conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, and any conversions for which the relevant Conversion Date occurs on or after June 1, 2032, and except to the extent the Company has irrevocably elected Physical Settlement pursuant to Section 14.09(d) in a notice as described in such Section or has previously made an irrevocable election with respect to all subsequent conversions of Notes pursuant to Section 14.02(a)(iii), the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii) If, in respect of any Conversion Date (or any conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, or any conversions for which the relevant Conversion Date occurs on or after June 1, 2032 or for which the Company has irrevocably elected Physical Settlement pursuant to Section 14.09(d) in a notice as described in such Section), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or either such period, as the case may be), the Company, shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) in accordance with Section 17.15, no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of (x) any conversion of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, in the relevant Redemption Notice, (y) any conversions of Notes for which the relevant Conversion Date occurs on or after June 1, 2032, no later than June 1, 2032, or (z) any conversions for which the Company has irrevocably elected Physical Settlement pursuant to Section 14.09(d), in a notice as described in such Section). If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Settlement Method with respect to any such Conversion Date or during such period and the Company shall be deemed to have elected the Default Settlement Method in respect of its Conversion Obligation. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation, or the Company is deemed to have elected Combination Settlement, but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes to be converted in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify as applicable a Specified Dollar Amount will not constitute a Default or Event of Default under this Indenture.

By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, from time to time, change the Default Settlement Method prior to June 1, 2032. In addition, by notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, prior to June 1, 2032, at its option, irrevocably elect to fix the Settlement Method to any Settlement Method that the Company is then permitted to elect, including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount set forth in such notice. If the Company changes the Default Settlement Method or irrevocably elects to fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company will, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) of such Specified Dollar Amount no later than the relevant deadline for election of a Settlement Method as described in the immediately preceding paragraph, or, if the Company does not timely notify Holders, such Specified Dollar Amount will be the specific amount set forth in the Settlement Notice or, if no specific amount was set forth in the Settlement Notice, such Specified Dollar Amount will be $1,000 per $1,000 principal amount of Notes. A change in the Default Settlement Method or an irrevocable election will apply to all conversions of Notes on Conversion Dates occurring subsequent to delivery of such Settlement Notice; provided, however, that no such change or election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to the provisions described in Section 10.01(i). However, the Company may nonetheless choose to execute such an amendment at its option.

If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method pursuant to the provisions described in the preceding paragraph, then, concurrently with providing a Settlement Notice to Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) of such change or election, the Company will post notice of the Default Settlement Method on its website or otherwise disclose such information in a Current Report on Form 6-K or 8-K that is filed with the Commission.

(iv) The cash, Ordinary Shares or combination of cash and Ordinary Shares payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)	if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Ordinary Shares equal to the Conversion Rate in effect immediately after the close of business on the Conversion Date;

(B)	if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the forty (40) consecutive Trading Days during the related Observation Period; and

(C)	if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the forty (40) consecutive Trading Days during the related Observation Period.

(b) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional Ordinary Shares, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Ordinary Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility or liability for any such determination.

(c) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, a Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h), and if required, pay all transfer or similar taxes, if any, as set forth in Section 14.02(e) and (ii) in the case of a Physical Note, the Holder thereof shall (1) complete, manually sign and deliver an irrevocable notice (or a facsimile, PDF or other electronic transmission thereof) to the Conversion Agent as set forth in the Form of Notice of Conversion (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Ordinary Shares to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Holder may surrender Notes for conversion if such Holder has also delivered a Fundamental Change Repurchase Notice or a Specified Repurchase Date Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Specified Repurchase Date Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes so surrendered.

A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(c). Except as set forth in Section 14.03(b) and Section 14.08(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation, on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided, that with respect to any Conversion Date occurring during a Redemption Period, the Company will settle any such conversion for which Physical Settlement is applicable on the relevant Redemption Date; provided, further, that notwithstanding the foregoing, with respect to any Conversion Date occurring after the regular Record Date immediately preceding the Maturity Date, the Company will settle any such conversion for which Physical Settlement is applicable on the Maturity Date. If any Ordinary Shares are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of Ordinary Shares to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall deliver a Company Order, and the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, issue, transfer or similar tax due on the delivery of Ordinary Shares required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp issue, transfer or similar tax due on the delivery of Ordinary Shares upon conversion, unless the tax is due because the Holder requests such Ordinary Shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing Ordinary Shares being issued in a name other than such Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.05, no adjustment shall be made for dividends on any Ordinary Shares issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Note Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s payment and delivery, as the case may be, of the Settlement Amount with respect to any converted Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Ordinary Shares, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date shall be accompanied by funds in U.S. dollars equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the third Business Day immediately succeeding such Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date or the Specified Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the third Business Day immediately succeeding such Interest Payment Date); or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, the Specified Repurchase Date, any Fundamental Change Repurchase Date, or Redemption Date, in each case, as described above, shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash, regardless of whether their Notes have been converted following such Regular Record Date.

(i) The Person in whose name any Ordinary Shares shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement). Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the full amount of interest payable on such Interest Payment Date, in accordance with clause (h) above.

(j) The Company shall not issue any fractional Ordinary Shares upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional Ordinary Shares issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03 Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.

(a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes (or any portion thereof) in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Ordinary Shares (the “Additional Ordinary Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof or that constitutes an Exempted Fundamental Change, the 35th Business Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). The Company will provide written notification to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and publish a notice on its website or through such other public medium as the Company may use at that time announcing such Effective Date no later than five (5) Business Days after such Effective Date.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if the consideration received by holders of Ordinary Shares in exchange for such Ordinary Shares in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Share Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Ordinary Shares), multiplied by such Share Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.

(c) The number of Additional Ordinary Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table in Section 14.03(e), based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per Ordinary Share in the Make-Whole Fundamental Change (the “Share Price”). If the holders of Ordinary Shares receive in exchange for their Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Share Price shall be the cash amount paid per share. Otherwise, the Share Price shall be the average of the Last Reported Sale Prices of the Ordinary Shares over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Effective Date. The Company shall make appropriate adjustments to the Share Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs during such five consecutive Trading Day period. In the event that a conversion in connection with a Redemption Notice would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted shall be entitled solely to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Reference Date or the Effective Date of the applicable Make-Whole Fundamental Change.

(d) The Share Prices set forth in the column headings of the table in Section 14.03(e) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Share Prices shall equal the Share Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Ordinary Shares in Section 14.03(e) shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.05.

(e) The following table sets forth the number of Additional Ordinary Shares by which the Conversion Rate shall be increased per $1,000 principal amount of the Notes pursuant to this Section 14.03 for each Share Price and Effective Date set forth below:

	Ordinary Share Price
	$27.07	$30.00	$33.84	$37.00	$43.99	$50.00	$100.00	$150.00	$200.00	$250.00
Effective Date
August 21, 2026	7.3883	7.3883	7.3883	6.9368	5.0911	4.0178	0.9104	0.2527	0.0461	0.0000
September 1, 2027	7.3883	7.3883	7.3883	6.6141	4.7719	3.7212	0.7986	0.2103	0.0323	0.0000
September 1, 2028	7.3883	7.3883	7.3507	6.1541	4.3341	3.3248	0.6686	0.1653	0.0178	0.0000
September 1, 2029	7.3883	7.3883	6.6344	5.4486	3.7080	2.7814	0.5167	0.1183	0.0049	0.0000
September 1, 2030	7.3883	7.3883	5.5447	4.4449	2.8735	2.0762	0.3477	0.0729	0.0011	0.0000
September 1, 2031	7.3883	6.1633	4.1590	3.0697	1.7007	1.1212	0.1732	0.0318	0.0000	0.0000
September 1, 2032	7.3883	3.7803	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Share Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Share Price is between two Share Prices in the table above or the Effective Date is between two Effective Dates in the table above, the number of Additional Ordinary Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Ordinary Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Share Price is greater than $250.00 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Ordinary Shares shall be added to the Conversion Rate; and

(iii) if the Share Price is less than $27.07 per share (subject to adjustment in the same manner as the Share Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Ordinary Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 36.9413 Ordinary Shares, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.05.

Neither the Trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by the Company which will be conclusive and binding on the Holders, absent manifest error.

(f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.05 in respect of a Make-Whole Fundamental Change.

Section 14.04 Adjustment to Conversion Rate upon Conversion in Connection with a Redemption. If a Holder elects to convert its Called Notes in connection with a Redemption, the Company will, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of Additional Ordinary Shares as described below.

A conversion of Called Notes shall be deemed to be in connection with a Redemption if such conversion occurs during the related Redemption Period. In the event that a conversion of Called Notes in connection with a Redemption would also be deemed to be in connection with a Make-Whole Fundamental Change or any other Redemption, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice and the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of Section 14.03 or this Section 14.04, as applicable.

For the avoidance of doubt, if the Company issues a Redemption Notice in connection with an Optional Redemption, the Company will increase the Conversion Rate during the related Redemption Period only with respect to conversions of Called Notes. Accordingly, if the Company elects to redeem fewer than all of the outstanding Notes in connection with an Optional Redemption, Holders will not be entitled to an increased Conversion Rate for conversions of such Notes on account of the Redemption Notice during the related Redemption Period.

The number of Additional Ordinary Shares by which the Conversion Rate will be increased in the event of conversion of Notes called for Redemption in connection with a Redemption will be determined by reference to the table in Section 14.03(e), based on the Redemption Reference Date and the Redemption Reference Price, but determined for purposes of this Section 14.04 as if (x) the Holder had elected to convert its Notes called for Redemption in connection with a Make-Whole Fundamental Change, (y) the applicable Redemption Reference Date were the “Effective Date” and (z) the applicable Redemption Reference Price were the Share Price (and subject, for the avoidance of doubt, to the two paragraphs immediately following such table).

Neither the Trustee nor any of the agents shall have any duty to monitor the accuracy of any of the calculations made by the Company which will be conclusive and binding on the Holders, absent manifest error.

Section 14.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert their Notes as if they held a number of Ordinary Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor the accuracy of any calculation of any adjustment to the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate will be given by the Company promptly in writing to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) and shall be conclusive and binding on the Holders, absent manifest error.

(a) If the Company exclusively issues Ordinary Shares as a dividend or distribution on Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Ordinary Shares issued and outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of Ordinary Shares issued and outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of Ordinary Shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such distribution, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares, for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Ordinary Shares issued and outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Ordinary Shares deliverable pursuant to such rights, options or warrants; and

Y	=	the number of Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered. To the extent such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made.

For the purpose of this Section 14.05(b) and for the purpose of Section 14.09(d) , in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Ordinary Shares at a price per Ordinary Share that is less than such average of the Last Reported Sale Prices of the Ordinary Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company in good faith.

(c) If the Company distributes its Capital Shares, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Shares or other securities, to all or substantially all holders of Ordinary Shares, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected (or would have been effected but for the 1% exception) pursuant to Section 14.05(a) or Section 14.05(b), (ii) except as otherwise provided below, rights issued pursuant to any shareholder rights plan of the Company then in effect, (iii) distributions of Reference Property issued in exchange for, or upon conversion of, Ordinary Shares pursuant to Section 14.08, (iv) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.05(d) shall apply, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such Capital Shares, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Shares or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith) of the Distributed Property distributed with respect to each outstanding Ordinary Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Ordinary Shares receive the Distributed Property without having to convert its Notes, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares or Capital Shares of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Shares or similar equity interest distributed to holders of the Ordinary Shares applicable to one Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Ordinary Shares were to such Capital Shares or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of the Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. If the dividend or other distribution constituting a Spin-Off is declared but not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or other distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.05(c) (and subject in all respects to Section 14.12), rights, options or warrants distributed by the Company to all holders of Ordinary Shares entitling them to subscribe for or purchase the Company’s Capital Shares, including Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.05(c) (and no adjustment to the Conversion Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Ordinary Shares of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of:

(A) a dividend or distribution of Ordinary Shares to which Section 14.05(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.05(b).

(d) If the Company makes any cash dividend or distribution to all or substantially all holders of the shares of the Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Ordinary Share the Company distributes to all or substantially all holders of the Ordinary Shares.

Any increase made pursuant to this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. To the extent such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Ordinary Shares without having to convert its Notes, the amount of cash that such Holder would have received if such Holder owned a number of Ordinary Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Ordinary Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Ordinary Share exceeds the average of the Last Reported Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the “Expiration Date”);

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as reasonably determined by the Company in good faith) paid or payable for Ordinary Shares purchased in such tender or exchange offer;

OS0	=	the number of Ordinary Shares issued and outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Ordinary Shares issued and outstanding immediately after the Expiration Date (after giving effect to the purchase of all Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Ordinary Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such Expiration Date to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding any Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such Expiration Date of such tender or exchange offer to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law) or any purchases or exchanges of Ordinary Shares in such tender or exchange offer are rescinded, the applicable Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of the Ordinary Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(f) Notwithstanding this Section 14.05 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of Ordinary Shares as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of Ordinary Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Notwithstanding the foregoing, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%); provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent (1%) that has not been made shall be made upon the occurrence of (i) the Effective Date for any Fundamental Change or Make-Whole Fundamental Change and (ii) in the case of any Note to which Physical Settlement applies, the relevant Conversion Date, and, in the case of any Note to which Cash Settlement or Combination Settlement applies, each Trading Day of the applicable Observation Period. In addition, the Company shall not account for such deferrals when determining what number of Ordinary Shares a Holder would have held on a given day had it converted its Notes (collectively, the “1% exception”).

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares or the right to purchase Ordinary Shares or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq Capital Market and any other securities exchange on which any securities of the Company are then listed, the Company may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Company determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Ordinary Shares or rights to purchase Ordinary Shares in connection with a dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or similar event.

(i) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of Ordinary Shares at a price below the Conversion Price or otherwise, other than any such issuance described in Section 14.05(a), Section 14.05(b), Section 14.05(c) or Section 14.05(e);

(ii) upon the issuance of any Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Ordinary Shares under any plan;

(iii) upon the issuance of any Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program (including pursuant to any evergreen plan) of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the repurchase of any Ordinary Shares pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in Section 14.05(e);

(v) for a third-party tender offer by any party other than a tender offer by one or more of the Company’s Subsidiaries as described in Section 14.05(e);

(vi) upon the issuance of any Ordinary Shares pursuant any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued (other than any rights under a shareholder rights plan);

(vii) solely for a change in the par value (or lack of par value) of the Ordinary Shares; or

(viii) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and all calculations of the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment and for the avoidance of doubt, neither the Trustee nor the Conversion Agent shall have any liability or responsibility for the Conversion Rate, the calculation thereof or application thereof.

(l) For purposes of this Section 14.05, the number of Ordinary Shares at any time outstanding shall not include Ordinary Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on the Ordinary Shares held in the treasury of the Company, but shall include Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Ordinary Shares.

Section 14.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts, the Share Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of a Redemption over a span of multiple days, the Company shall make appropriate adjustments in good faith and in a commercially reasonable manner to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts or Share Prices are to be calculated.

Section 14.07 Shares To Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Ordinary Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Ordinary Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Ordinary Shares (other than a change in par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, the Company, or the successor or acquiring company, as the case may be, will execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Ordinary Shares equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one Ordinary Share would have been entitled to receive) upon such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company, or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any Ordinary Shares that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Ordinary Shares would have received in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one Ordinary Share would have received in such Share Exchange Event.

If the Share Exchange Event causes the Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Ordinary Shares. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as practicable after such determination is made. If the Holders of the Ordinary Shares receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Ordinary Shares pursuant to Section 14.03), multiplied by the price paid per Ordinary Share in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date.

If the Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or depositary receipts (or other interests) in respect thereof, the supplemental indenture providing that the Notes will be convertible into Reference Property will also provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Article 14 (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts (or other interests) in respect thereof). If the Reference Property in respect of any Share Exchange Event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than the Company or the successor or acquiring company, as the case may be, in such Share Exchange Event, then such other company, if an Affiliate of the Company or the successor or acquiring company, shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02 and on the Specified Repurchase Date pursuant to Section 15.01, as the Company in good faith reasonably considers necessary by reason of the foregoing.

(b) Promptly following execution by the Company of a supplemental indenture pursuant to subsection (a) of this Section 14.08, the Company shall file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section 14.08 shall similarly apply to successive Share Exchange Events.

Section 14.09 Certain Covenants.

(a) The Company covenants that all Ordinary Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such Ordinary Shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Ordinary Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, any Ordinary Shares issuable upon conversion of the Notes.

(d) If, prior to the close of business on the Business Day immediately preceding June 1, 2032, the Company elects to:

(i) distribute to all or substantially all holders of the Ordinary Shares any rights, options or warrants (other than in connection with a shareholder rights plan prior to separation of such rights from the Ordinary Shares) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such distribution, to subscribe for or purchase Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Ordinary Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(ii) distribute to all or substantially all holders of Ordinary Shares, the Company’s assets, securities or rights to purchase securities of the Company (other than in connection with a shareholder rights plan prior to separation of such rights from the Ordinary Shares), which distribution has a per share value, as reasonably determined by the Company in good faith, exceeding 10% of the Last Reported Sale Price of the Ordinary Shares on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least forty-eight (48) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a shareholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); provided, that if the Company elects Physical Settlement for conversions that occur at any time from, and including, the date of notice until the earlier of (1) the close of business on the second Business Day immediately preceding the Ex-Dividend Date for such distribution and (2) the Company’s announcement that such issuance or distribution will not take place , the Company may provide not less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before such Ex-Dividend Date.

Section 14.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Neither the Trustee nor any other Conversion Agent shall have any duty or responsibility whatsoever to determine compliance with the conversion procedures, or to make or confirm any calculations with respect to the settlement provisions, of Section 14.02. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 14.11 [Intentionally Omitted].

Section 14.12 Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each Ordinary Shares, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Ordinary Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Ordinary Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.13 Exchange in Lieu of Conversion.

(a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, cash, Ordinary Shares or a combination of cash and Ordinary Shares, at the Company’s election, that would otherwise be due upon conversion as described under Section 14.02, or such other amount agreed to by the Holder and the Designated Financial Institution(s) (the “Conversion Consideration”). If the Company makes an Exchange Election, it shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering its Notes for conversion that the Company has made such Exchange Election and notify the Designated Financial Institution(s) of the relevant deadline for payment or delivery, as the case may be, of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b) Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to the Applicable Procedures. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made an Exchange Election.

(c) The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange in lieu of conversion does not require such Designated Financial Institution(s) to accept any Notes.

Article 15
Repurchase of Notes at Option of Holders

Section 15.01 Repurchase at Option of Holders on September 6, 2030.

(a) On September 6, 2030 (the “Specified Repurchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes (the “Specified Repurchase”), or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding, the Specified Repurchase Date (the “Specified Repurchase Date Repurchase Price”).

(b) Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Specified Repurchase Date Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Specified Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Specified Repurchase Date Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Specified Repurchase Date Repurchase Price therefor.

The Specified Repurchase Date Repurchase Notice in respect of any Notes to be repurchased that are Physical Notes shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, Holders must surrender their Notes in accordance with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Specified Repurchase Date Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Specified Repurchase Date Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Specified Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Specified Repurchase Date Repurchase Notice or written notice of withdrawal thereof.

No Specified Repurchase Date Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Specified Repurchase Date Repurchase Notice and has not validly withdrawn such Specified Repurchase Date Repurchase Notice in accordance with Section 15.03.

(c) On or before the 20th Business Day prior to the Specified Repurchase Date, the Company shall provide to all Holders, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) notice of the Specified Repurchase Date and of the repurchase right at the option of the Holders arising as a result thereof (the “Specified Repurchase Date Company Notice”). In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Specified Repurchase Date Company Notice shall specify:

(i) the last date on which a Holder may exercise the repurchase right pursuant to this Section 15.01;

(ii) the Specified Repurchase Date Repurchase Price;

(iii) the Specified Repurchase Date;

(iv) the name and address of the Trustee, the Conversion Agent and the Paying Agent;

(v) the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such notice, the Company will publish a notice containing this information on its website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notice and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s request given at least five (5) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Specified Repurchase Date Company Notice shall be prepared by the Company.

Notwithstanding the foregoing, no Notes may be repurchased by the Company on the Specified Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Repurchase Date Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Repurchase Date Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Specified Repurchase Date Company Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change (other than an Exempted Fundamental Change) occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the Business Day notified in writing (the “Fundamental Change Repurchase Date”) by the Company that is not less than twenty (20) Business Days or more than thirty-five (35) Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of the close of business on such Regular Record Date on, or at the Company’s election, before such Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 15.02. The Fundamental Change Repurchase Date will be subject to postponement to comply with applicable law.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased that are Physical Notes shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, Holders must surrender their Notes in accordance with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent (if other than the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also surrendered a Fundamental Change Repurchase Notice and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Section 15.02;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate as a result of the Fundamental Change (or related Make-Whole Fundamental Change);

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such notice, the Company will publish a notice containing this information on its website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02. Notwithstanding the foregoing, the Company will not be required to repurchase, or to make an offer to repurchase, the Notes upon the occurrence of a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise is in compliance with the requirements for an offer made by the Company as set forth above, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, and for the same or greater price and otherwise is in compliance with the requirements for an offer made by the Company as set forth above.

At the Company’s request given at least five (5) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding anything to the contrary in this Section 15.02, the Company will not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes in connection with a Fundamental Change occurring pursuant to clause (b)(i) or (ii) of the definition of Fundamental Change, if:

(i) such Fundamental Change constitutes a Share Exchange Event for which the resulting Reference Property consists entirely of cash in U.S. dollars;

(ii) immediately after such Fundamental Change, the Notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and

(iii) the Company timely sends the notice relating to the Make-Whole Fundamental Change associated with such Fundamental Change required pursuant to Section 14.03(a).

Any Fundamental Change with respect to which, in accordance with the provisions described in this Section 15.02(d), the Company does not offer to repurchase any Notes is referred to herein as an “Exempted Fundamental Change.”

(e) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice or Specified Repurchase Date Repurchase Notice. A Fundamental Change Repurchase Notice or Specified Repurchase Date Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof;

(ii) the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice or Specified Repurchase Date Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, Holders must withdraw the relevant Fundamental Change Repurchase Notice or Specified Repurchase Date Repurchase Notice, as applicable, in accordance with the Applicable Procedures.

Section 15.04 Deposit of Fundamental Change Repurchase Price. i) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Specified Repurchase Date Repurchase Price, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Specified Repurchase Date Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) or the Specified Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01), as applicable, and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, or by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or Specified Repurchase Date Repurchase Price.

(a) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or Specified Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or Specified Repurchase Date, as applicable, then, with respect to the Notes that have been properly surrendered for repurchase to the Paying Agent and not validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee), and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price or the Specified Repurchase Date Repurchase Price, as applicable, and, if the Fundamental Change Repurchase Date or the Specified Repurchase Date, as applicable, falls after a Regular Record Date but on or prior to the Business Day immediately following the corresponding Interest Payment Date to which such Regular Record Date relates, accrued and unpaid interest payable to the Holders as of such Regular Record Date).

(b) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, as applicable, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Specified Repurchase pursuant to Section 15.01 or a Fundamental Change pursuant to Section 15.02, the Company will, if required:

(a) comply with the tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

Notwithstanding anything to the contrary, to the extent that provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change or the Specified Repurchase, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Article 16
Optional Redemption and Tax Redemption

Section 16.01 Optional Redemption.

(a) No sinking fund is provided for the Notes. Except in the case of a Tax Redemption, the Notes shall not be redeemable by the Company prior to September 6, 2030. On or after September 6, 2030 and prior to the 41st scheduled Trading Day immediately preceding the Maturity Date, the Company may redeem for cash all or any portion of the Notes (subject to the Partial Redemption Limitation), at the Redemption Price, if the Last Reported Sale Price of the Ordinary Shares has been at least 130% of the Conversion Price then in effect for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Optional Redemption Notice in accordance with this Section 16.01 (an “Optional Redemption”); provided, however that the Company may not redeem less than all of the outstanding Notes for Optional Redemption unless at least $75,000,000 aggregate principal amount of Notes are outstanding and not called for Redemption as of the time the Company sends the related Optional Redemption Notice and after giving effect to the delivery of such Optional Redemption Notice (such limitation, a “Partial Redemption Limitation”).

(b) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for Optional Redemption (each, an “Optional Redemption Date”) and it or, at its written request received by the Trustee not less than five (5) Business Days prior to the date such Optional Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (an “Optional Redemption Notice”) not less than forty-five (45) nor more than sixty (60) Scheduled Trading Days prior to the Optional Redemption Date to each Holder of Notes so to be redeemed (provided, that if the Company elects Physical Settlement for conversions of Called Notes during the related Redemption Period, the Company may not provide less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before the applicable Optional Redemption Date); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Optional Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Optional Redemption Date must be a Business Day, and the Company may not specify an Optional Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(c) The Optional Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice by mail or any defect in the Optional Redemption Notice to the Holder of any Note designated for Optional Redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.

(d) Each Optional Redemption Notice shall specify:

(i) the Optional Redemption Date;

(ii) the Redemption Price;

(iii) that on the Optional Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(vi) the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii) the Conversion Rate and, if applicable, the number of Additional Ordinary Shares added to the Conversion Rate in accordance with Section 14.04;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

An Optional Redemption Notice shall be irrevocable.

Simultaneously with providing the Optional Redemption Notice, the Company shall publish a notice containing the information included in the Optional Redemption Notice on the Company’s website or through such other public medium as the Company may use. The Trustee shall have no obligation to make any determination in connection with the foregoing.

If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the Applicable Procedures. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee will select the Notes to be redeemed (in principal amounts of $1,000 or multiples there) by lot, on a pro rata basis (subject to rounding to the nearest $1,000 principal amount) or by other method the Trustee considers to be fair and appropriate.

No Notes may be redeemed by Optional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price).

Section 16.02 Reserved.

Section 16.03 Tax Redemption.

(a) If the Company has, or on the next Interest Payment Date would, become obligated to pay to any Holder Additional Amounts as a result of:

(i) any change or amendment on or after the date of the Offering Memorandum (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Offering Memorandum, on or after such later date) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(ii) any change on or after the date of the Offering Memorandum (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Offering Memorandum, on or after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination);

(each, a “Change in Tax Law”), the Company may, at its option, redeem all but not part of the Notes (except in respect of certain Holders that elect otherwise as described below) on a Tax Redemption Date before the 41st Scheduled Trading Day immediately preceding the Maturity Date; provided that the Company may only redeem the Notes if: (i) the Company cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts (such redemption, a “Tax Redemption”).

(b) The Redemption Price for a Tax Redemption shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, including any Additional Amounts with respect to such Redemption Price; provided, however, that if the Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then (i) the Company shall pay on or, at the Company’s election, before the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record Holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and (ii) the Redemption Price payable to the Holder who presents a Note for the Tax Redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price, but without the accrued and unpaid interest on such Note to, but excluding, the Redemption Date. The Redemption Date must be a Business Day.

(c) Upon receiving the Tax Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon required repurchase in connection with a Fundamental Change, required repurchase on the Specified Repurchase Date, Redemption, maturity or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, the date on which the Redemption Price has been paid or duly provided for), and all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law.

(d) Subject to the Applicable Procedures of the Depositary in the case of Global Notes, a Holder electing to not have its Notes so redeemed must deliver to the Company, with a copy to the Paying Agent a written notice of election so as to be received by the Company and the Paying Agent or otherwise by complying with the requirements for conversion described under Section 14.02 prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date. A Holder may withdraw any such notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company and the Paying Agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the Redemption Price and any Additional Amounts with respect to such Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price and any Additional Amounts with respect to such Redemption Price). If no election is made, the Holder will have its Notes redeemed without any further action.

(e) In case the Company exercises its Tax Redemption right to redeem all of the Notes pursuant to Section 16.03(a), it shall fix a date for Tax Redemption (each, a “Tax Redemption Date”) and it or, at its written request received by the Trustee not less than five (5) Business Days prior to the date such Tax Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Tax Redemption (a “Tax Redemption Notice”) not less than 45 nor more than 60 Scheduled Trading Day prior to the Tax Redemption Date to each Holder of Notes so to be redeemed as a whole or in part (provided, that if the Company elects Physical Settlement for conversions of Notes called for Tax Redemption that occur during the related Redemption Period, the Company may not provide less than ten (10) Business Days’ nor more than thirty (30) Business Days’ notice before the applicable Tax Redemption Date); provided, however, that, if the Company shall give such notice, it shall also give written notice of the Tax Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee). The Tax Redemption Date must be a Business Day, and the Company may not specify a Tax Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date.

(f) The Tax Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice by mail or any defect in the Tax Redemption Notice to the Holder of any Note designated for Tax Redemption as a whole or in part shall not affect the validity of the proceedings for the Tax Redemption of any other Note.

(g) Each Tax Redemption Notice shall specify:

(i) the Tax Redemption Date;

(ii) the Redemption Price and any Additional Amounts with respect to such Redemption Price;

(iii) that on the Tax Redemption Date, the Redemption Price and any Additional Amounts with respect to such Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) the procedures a converting Holder must follow to convert its Notes and the Settlement Method that will apply to all conversions with a Conversion Date that occurs during the related Redemption Period and Specified Dollar Amount, if applicable;

(vi) the Conversion Rate and, if applicable, the number of Additional Ordinary Shares added to the Conversion Rate in accordance with Section 14.04;

(vii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(viii) that such Holder may elect that its Notes not be subject to such Tax Redemption, subject to the Applicable Procedures of the Depositary, in accordance with Section 16.03(d), by written notice to the Company and the Trustee no later than the 5th Business Day prior to the Tax Redemption Date.

A Tax Redemption Notice shall be irrevocable.

Simultaneously with providing the Tax Redemption Notice, the Company shall publish a notice containing the information included in the Tax Redemption Notice on the Company’s website or through such other public medium as the Company may use.

No Notes may be redeemed by Tax Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price).

Section 16.04 Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.01 or Section 16.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price (and any Additional Amounts with respect to such Redemption Price, in the case of a Tax Redemption). On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price (and any Additional Amounts with respect to such Redemption Price, in the case of a Tax Redemption) of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price (and any Additional Amounts with respect to such Redemption Price, in the case of a Tax Redemption).

Section 16.05 Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 17
Miscellaneous Provisions

Section 17.01 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Service of any process, summons, notice or document by registered mail addressed to the Company’s agent, Cogency Global Inc., at the address 122 E. 42nd Street, 18th Floor, New York, New York 10168, shall be effective service of process against the Company for any suit, action or proceeding brought in any such court.

Section 17.02 Waiver of Jury Trial. EACH OF THE COMPANY, THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to WhiteFiber, Inc., 31 Hudson Yards, Floor 11, New York, NY, 10001, Attention: Sam Tabar, Chief Executive Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to an email address specified by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Redemption Notice, Specified Repurchase Date Company Notice or Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s Applicable Procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04 Provisions Binding on Company’s Successors; Official Acts by Successor Entity. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08, Section 7.02(h) and Section 8.04) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under this Indenture, or (2) a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.06 Legal Holidays. In any case where any Interest Payment Date, any Redemption Date, any Fundamental Change Repurchase Date, the Specified Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders (or, with respect to the second and third paragraphs of Section 2.05(d), beneficial owners of the Notes), the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 17.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________

Authorized Officer

Section 17.11 Multiple Originals. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or such other electronic means shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 17.12 Severability. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 17.13 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes and the Trustee, acting in any capacity under this Indenture, shall have no liability or responsibility for any such calculations or information underlying such calculations. These calculations include, but are not limited to, determinations of the Share Price, Last Reported Sale Prices of the Ordinary Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent (if other than the Trustee) and the Conversion Agent (if other than the Trustee), and each of the Trustee, the Paying Agent and Conversion Agent has no duty to verify such calculations and is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any registered Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.14 [Intentionally Omitted].

Section 17.15 Delivery of Notices. Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 17.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WHITEFIBER, INC.

By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
	Name:	Quinton M. DePompolo
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF WHITEFIBER, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT FOR THE ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

WHITEFIBER, INC.

5.00% Convertible Senior Notes due 2032

No. [_____]	[Initially][1] $[_________]

CUSIP No. [________][2]

WhiteFiber, Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [_______]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[_______]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $310,000,000, in aggregate at any time, in accordance with the rules and the Applicable Procedures of the Depositary, on September 1, 2032, and interest thereon as set forth below.

This Note shall bear interest at the rate of 5.00% per year from August 21, 2026 or from the most recent date to which interest had been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until September 1, 2032. Interest is payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2027, to Holders of record at the close of business on the preceding February 15 or August 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) and Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company in accordance with Section 2.03(c) of the within-mentioned Indenture.

[1]	Include if a global note.
[2]	This Note will be deemed to be identified by CUSIP No. [________] from and after such time when (i) the Company delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.
[3]	Include if a global note.
[4]	Include if a physical note.
[5]	Include if a global note.
[6]	Include if a physical note.

The Company shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

WHITEFIBER, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

WHITEFIBER, INC.
5.00% Convertible Senior Notes due 2032

This Note is one of a duly authorized issue of Notes of the Company, designated as its 5.00% Convertible Senior Notes due 2032 (the “Notes”), limited to the aggregate principal amount of $310,000,000, all issued or to be issued under and pursuant to an Indenture dated as of August 21, 2026 (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date (if applicable), the Specified Repurchase Date Repurchase Price on the Specified Repurchase Date (if applicable), the Redemption Price on any Redemption Date (if applicable) and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price), payments of interest and the payment of cash and/or deliveries of Ordinary Shares (together with payments for any fractional Ordinary Shares) upon conversion of the Notes to ensure that the net amount received by the Holder after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such Holder had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Specified Repurchase Date Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or Ordinary Shares, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company designated by the Company for such purpose under the Indenture, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to the Maturity Date, except in the event of a Redemption as described in Article 16 of the Indenture. No sinking fund is provided for the Notes.

On the Specified Repurchase Date and upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Specified Repurchase Date or the Fundamental Change Repurchase Date, as applicable, at a price equal to the Fundamental Change Repurchase Price or the Specified Repurchase Date Repurchase Price, as applicable.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

WHITEFIBER, INC.
5.00% Convertible Senior Notes due 2032

The initial principal amount of this Global Note is [_______] DOLLARS ($[_______]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

[7]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	WhiteFiber, Inc.
31 Hudson Yards, Floor 11
New York, NY 10001
Telephone: 212-463-5121

U.S. Bank Trust Company, National Association, as Conversion Agent
West Side Flats St Paul
60 Livingston Ave.
Saint Paul, MN 55107
Attention: WhiteFiber Group Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 in principal amount or an integral multiple thereof) below designated, into cash, Ordinary Shares or a combination of cash and Ordinary Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Ordinary Shares issuable and deliverable upon such conversion, together with any cash for any fractional Ordinary Shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if Ordinary Shares are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	WhiteFiber, Inc.

31 Hudson Yards, Floor 11

New York, NY 10001

Telephone: 212-463-5121

U.S. Bank Trust Company, National Association, as Paying Agent

West Side Flats St Paul

60 Livingston Ave.

Saint Paul, MN 55107

Attention: WhiteFiber Group Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from WhiteFiber, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF SPECIFIED REPURCHASE DATE REPURCHASE NOTICE]

To:	WhiteFiber, Inc.

31 Hudson Yards, Floor 11

New York, NY 10001

Telephone: 212-463-5121

U.S. Bank Trust Company, National Association, as Paying Agent

West Side Flats St Paul

60 Livingston Ave.

Saint Paul, MN 55107

Attention: WhiteFiber Group Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from WhiteFiber, Inc. (the “Company”) as to the occurrence of Specified Repurchase Date and specifying the Specified Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Specified Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Specified Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To WhiteFiber, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.